Exhibit 99.A

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock, par value $0.01 per share, of Mattress Firm Holding Corp., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2012.

MATTRESS HOLDINGS, LLC

By:	/s/ James R. Black
Name: James R. Black
Title: Chief Financial Officer

J.W. CHILDS EQUITY PARTNERS III, L.P.

By:	J.W. Childs Advisors III, L.P., Its General Partner
	By:	J.W. Childs Associates, L.P., Its General Partner
		By:	J.W. Childs Associates, Inc., Its General Partner

By:	/s/ David A. Fiorentino
Name: David A. Fiorentino
Title: Authorized Representative

J.W. CHILDS ADVISORS III, L.P.

By:	J.W. Childs Associates, L.P., Its General Partner
	By:	J.W. Childs Associates, Inc., Its General Partner

By:	/s/ David A. Fiorentino
Name: David A. Fiorentino
Title: Authorized Representative

JWC FUND III CO-INVEST, L.L.C.

By:	J.W. Childs Associates, L.P., Its Manager
	By:	J.W. Childs Associates, Inc., Its General Partner

By:	/s/ David A. Fiorentino
Name: David A. Fiorentino
Title: Authorized Representative

J.W. CHILDS ASSOCIATES, L.P.

By:	J.W. Childs Associates, Inc., Its General Partner

By:	/s/ David A. Fiorentino
Name: David A. Fiorentino
Title: Authorized Representative

JWC MATTRESS HOLDINGS, LLC

By:	/s/ David A. Fiorentino
Name: David A. Fiorentino
Title: Authorized Representative

J.W. CHILDS ASSOCIATES, INC.

By:	/s/ David A. Fiorentino
Name: David A. Fiorentino
Title: Authorized Representative